WEST POINT BANCORP, INC.                                              EXHIBIT 11
EARNINGS PER SHARE

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------------------
                                                                      1999               1998              1997
                                                                ------------------ ----------------- -----------------
BASIC EPS:
     Net income                                                        $2,089,675        $1,692,481        $1,142,209
=============================================================== ================== ================= =================
     Average common shares outstanding                                    464,611           442,412           363,619
=============================================================== ================== ================= =================
     Basic EPS                                                         $     4.50        $     3.83        $     3.14
=============================================================== ================== ================= =================

DILUTED EPS:
     Net income                                                        $2,089,675        $1,692,481        $1,142,209
=============================================================== ================== ================= =================
     Average common shares outstanding                                    464,611           442,412           363,619

     Dilutive potential due to stock options                                2,999               269                --
--------------------------------------------------------------- ------------------ ----------------- -----------------

     Average common shares and dilutive potential
         common shares outstanding                                        467,610           442,681           363,619
=============================================================== ================== ================= =================

     Diluted EPS                                                       $     4.47        $     3.82        $     3.14
=============================================================== ================== ================= =================

WEST POINT BANCORP, INC.                                              EXHIBIT 11
EARNINGS PER SHARE

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                   ---------------------------------------
                                                          2000                1999
                                                   ------------------- -------------------

BASIC EPS
     Net income                                              $463,744            $455,646
================================================== =================== ===================
     Average common shares outstanding                        489,919             443,374
================================================== =================== ===================
     Basic EPS                                               $    .95            $   1.03
================================================== =================== ===================
DILUTED EPS:
     Net income                                              $463,744            $455,646
================================================== =================== ===================
     Average common shares outstanding                        489,919             443,374

      Dilutive potential due to stock options                   3,667               1,443
-------------------------------------------------- ------------------- -------------------
     Average common shares and dilutive
         potential common shares outstanding                  493,586             444,817
================================================== =================== ===================

     Diluted EPS                                             $    .94            $   1.02
================================================== =================== ===================



                                      A-64